UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


       Date of Report (Date of earliest event reported): AUGUST 13, 1999



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)






                0-23374                                 35-1907258
      (Commission File Number)               (IRS Employer Identification No.)


            121 SOUTH CHURCH STREET
            POST OFFICE BOX 528
            MISHAWAKA, INDIANA                               46544

            (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5. OTHER EVENTS.



      Pursuant to General Instruction F to Form 8-K, the press release issued July 21, 1999 concerning the Third Quarter Earnings and cash dividend announcement is incorporated herein by reference and is attached hereto as
 Exhibit 1.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



      (c)   Exhibits

            Exhibit  1 -- Press Release dated July 21, 1999.




                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                  _______________________________________
                 Timothy C. Boenne, Vice President



Dated:  August 13, 1999




















           July 21, 1999                   Point of Contact: Charles J. Viater

                  MFB CORP. ANNOUNCES THIRD QUARTER EARNINGS
                           AND QUARTERLY DIVIDEND


                     Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation"), parent company of MFB Financial (the "Bank"), today reported consolidated net income of $358,000 or $.25 per share for the three months ended June 30, 1999, compared to $488,000 or $.30 per share for the three months ended June 30, 1998. Net income for the nine months ended June 30, 1999 was $1,622,000 or $1.10 per share compared to $1,656,000 or $1.02 per share for the nine months ended June 30, 1998, representing a 7.8% earnings per share increase.

                  Net interest income after provision for loan losses for the most recent three and nine month periods totaled $2.4 million and $7.0 million compared to $2.2 million and $6.4 million for the same periods one year ago. During the three months ended June 30, 1999 total interest income increased by $684,000 compared to the same period one year ago, primarily as a result of a $28.0 million increase in commercial and consumer loan receivables. The Bank continues to place increased emphasis on growing the small business lending division and developing the consumer lending program within the areas serviced by its branches. The desire for local service and local decision making has clearly influenced the growth the Bank has experienced. Total interest expense increased $447,000 reflecting the growth in savings account deposits and borrowed funds. For the nine months ended June 30, 1999 total interest income increased $2.6 million while total interest expense increased $1.9 million.

                    Noninterest income increased from $182,000 and $509,000 for the three and nine months ended June 30, 1998 to $258,000 and $848,000 for the most recent three and nine month periods. These increases are primarily due to gains realized on the sale of first mortgage loans, servicing fee income retained on those sold loans, and fees generated from the increasing number of core deposit account relationships. Noninterest expenses increased from $1.4 million during the three months ended June 30, 1998 to $2.0 million during the three months ended June 30, 1999, and from $4.1 million to $5.0 million for the comparable nine month periods. The noninterest expense increases are primarily attributable to the recognition of a $443,000 provision to adjust loans held for sale to the lower of cost or market at June 30, 1999, along with staffing increases, facility upgrades, and expenses incurred in the offering of additional services to the Banks' customers.

                   The Corporation  has  increased  total  assets  from  $315.0
million as of September  30,  1998 to       $338.5 million as of June 30, 1999,
an increase of $23.5 million (or 7.5%). Total securities, both available for sale and held to maturity, increased from $41.8 million at September 30, 1998 to $49.8 million at June 30, 1999, an increase of $8.0 million (or 19.1%). Total net loans increased from $245.1 million to $265.5 million during this same nine month period, an increase of $20.4 million (or 8.3%). The investment and loan growth has been funded primarily by the growth in total savings deposits, additional borrowings through Federal Home Loan Bank advances and the reduction of interest-bearing deposits in other financial institutions.




                   Total  shareholders'  equity increased from $30.9 million as
of September 30, 1998 to $31.2       million as of June 30, 1999 primarily from
net income of $1.6 million offset by the repurchase of 42,264 shares of outstanding common stock during this period at a cost of $911,000, along with the payment of cash dividends of $386,000.
                  While achieving substantial growth, the Corporation continues
to maintain asset quality             that  compares  favorably to its industry
peer  group.  The ratio of nonperforming assets to total  assets  as         of
June 30, 1999 was .07% compared to .06% as of June 30, 1998.

                    In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .09 per share of Common Stock for the quarter ended June 30, 1999. The dividend is payable on August 17, 1999 to holders of
record on August 3, 1999.                                  .

                    The  Bank  is  a  wholly  owned  subsidiary  of  MFB  Corp.
providing  retail  and small business        financial services to the Michiana
area through its main office in Mishawaka and five banking centers located in St. Joseph and Elkhart counties.





                              MFB CORP. AND SUBSIDIARY
                      CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        June 30, 1999 and September 30, 1998
                                  (in thousands)

                                                    June 30,   September30,
                                                       1999        1998
ASSETS
Cash and due from financial institutions         $    6,415  $    3,019
Interest-bearing  deposits  in other
 financial  institutions                              2,373      14,885
   Cash and cash equivalents                          8,788      17,904
Securities available-for-sale                        46,314      41,820
Securities held-to-maturity                           3,482           -
Interest-bearing time deposits  in  other
 financial  institutions                              1,000           -
Federal Home Loan Bank (FHLB) stock, at cost          5,511       4,636
Loans held for sale, net of allowance for unrealized
 losses of $443,000 at 6/30/99, $-0- at 9/30/98      14,031      13,516
Loans receivable, net of allowance for loan losses
 of $609,000 at 6/30/99 and $454,000 at 9/30/98     251,799     231,610
Accrued interest receivable                           1,363         968
Premises and equipment, net                           4,245       2,795
Mortgage Servicing Rights, net                          292         192
Investment in limited partnership                     1,214       1,222
Other assets                                            679         298
               TOTAL ASSETS                        $338,718    $314,961

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
         Noninterest-bearing demand deposits     $    7,499  $    4,299
             Savings, NOW and MMDA deposits          51,335      40,835
             Other time deposits                    137,403     135,532
                   Total deposits                   196,237     180,666
   Securities sold under agreements to repurchase     5,092       2,366
   Other borrowings                                 104,226      97,657
   Advances from borrowers for taxes and insurance    1,117       2,316
       Accrued expenses and other liabilities           826       1,070
       Total Liabilities                            307,498     284,075

Shareholders' Equity
   Common Stock, 5,000,000 shares authorized;
    shares issued: 1,689,417 - 6/30/99,
                   1,689,417 - 9/30/98
    shares outstanding: 1,431,953 - 6/30/99,
                         1,474,217 - 9/30/98         12,995      12,847
   Retained earnings - substantially restricted      24,966      23,730
   Unearned Employee Stock Ownership Plan (ESOP)
     shares                                            (294)       (445)
   Unearned Recognition and Retention Plan (RRP) shares   -        (38)
   Accumulated other comprehensive income              (373)       (45)
   Treasury Stock, 257,464 common shares - 6/30/99,
                   215,200 common shares - 9/30/98   (6,074)    (5,163)
     Total shareholders' equity                      31,220     30,886

  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES     $338,718   $314,961





                           MFB CORP. AND SUBSIDIARY
                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED
             THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 1999 AND 1998
                                 (in thousands)

                        Three Months Ended June 30,  Nine Months Ended June 30,
                                 1999         1998              1999      1998


   Total interest income       $6,075        $5,391          $17,992   $15,364

   Total interest expense       3,608         3,161           10,823     8,937

   Net interest income          2,467         2,230            7,169     6,427

   Provision for loan losses       65            20              155        50

   Net interest income after
    provision for loan losses   2,402         2,210            7,014     6,377

   Total non-interest income      258           182              848       509

   Total non-interest expense   2,023         1,396            5,084     4,136

   Income before income taxes     637           996            2,778     2,750

   Income tax expense             272           508            1,156     1,094

    NET INCOME                   $365          $488           $1,622    $1,656


 Basic Earnings
  per common share             $ .26          $ .31          $  1.14   $  1.06

 Diluted Earnings
  per common share             $ .25          $ .30          $  1.10   $  1.02

